UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – September 11, 2025

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-1147
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.25 per share	WST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Today, September 11, 2025, West Pharmaceutical Services, Inc. (the “Company”) announced that Kimberly Banks MacKay, Senior Vice President, General Counsel, and Corporate Secretary, will be leaving the Company. The Company and Ms. MacKay have agreed to discuss an appropriate transition period which will end no later than December 31, 2025, to ensure continuity and a smooth and orderly transition of responsibilities. Ms. MacKay will continue her current duties until she leaves the Company. The Company extends its gratitude to Ms. MacKay for her exemplary service and contributions during her tenure and wishes her success in her future endeavors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	104	The cover page from the Company’s Current Report on Form 8-K, dated September 11, 2025, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2025	WEST PHARMACEUTICAL SERVICES, INC.

By:	/s/ Chad R. Winters
Chad R. Winters
Vice President, Finance & Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
104	The cover page from the Company’s Current Report on Form 8-K, dated September 11, 2025, formatted in Inline XBRL.

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